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                                                                     Exhibit 15






To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina


We are aware of the  incorporation  by reference in the  Registration  Statement
Number 33-43797 on Form S-8 dated November 5, 1991, Registration Statement Number 33-43798 on Form S-8 dated November 5, 1991 (amended December 9, 1992), Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993,
Registration  Statement  Number  33-80464 on Form S-8 dated June 17,  1994,  and
Registration Statement Number 33-88818 on Form S-4, dated March 24, 1995 (amended by Post-Effective Amendment Number 1 on Form S-8 dated March 25, 1996) of our report dated April 18, 1996 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. and subsidiaries which are included in its Form 10-Q, for the quarter ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 or the Securities Act of 1933.





                                              Ernst & Young LLP
Charlotte, North Carolina
April 18, 1996





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